Exhibit 99.1

May 4, 2020

GenMark Diagnostics Reports First Quarter 2020 Results

CARLSBAD, Calif - GenMark Diagnostics, Inc. ("GenMark" or the "Company") (Nasdaq: GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today announced financial results for the quarter ended March 31, 2020.

First Quarter 2020 Financial Highlights
•Total revenue of $38.7 million, an increase of 80% over the first quarter of 2019
◦ePlex revenue of $34.3 million, an increase of approximately 119% over the first quarter of 2019
•Gross margin of 42%, compared to 27% in the first quarter of 2019

Recent Operational Highlights
•Placed 54 net new ePlex analyzers in the first quarter of 2020, expanding the global installed base to 581 as of March 31, 2020
•Increased average annuity per ePlex analyzer to approximately $214,000, up 29% versus the first quarter of 2019
•Granted Emergency Use Authorization (EUA) for ePlex COVID-19 test on March 19th
•Awarded $749,000 in BARDA funding to develop ePlex RP2 Panel
•Appointed Scott Mendel as CEO, effective May 2, 2020

“Our 2020 key priorities of strong revenue growth, margin expansion, and technology development remain intact despite the COVID-19 pandemic,” said Scott Mendel, President and Chief Executive Officer. “We made significant strides on all fronts during the first quarter by delivering molecular diagnostic solutions that enable better patient outcomes for critically ill patients.”

First Quarter Financial Results
Revenue was $38.7 million in the first quarter of 2020, an increase of 80% versus $21.5 million in the first quarter of 2019.

Gross profit was $16.2 million, or approximately 42% of revenue, compared with $5.9 million, or 27% of revenue in the same period of 2019.

Operating expenses for the first quarter of 2020 were $21.2 million compared to $16.8 million in the same period of 2019. Approximately $4.6 million of this increase resulted from nonrecurring charges associated with organizational changes including the departure of the former CEO.

Loss per share was $0.12 for the first quarter of 2020, compared to a $0.21 loss per share in the first quarter of 2019. Loss per share for the first quarter of 2020 after non-recurring charges was $0.04 compared to $0.21 in the first quarter of 2019.

Cash and investments were $47.1 million as of March 31, 2020.

Guidance for Full Year 2020
GenMark is increasing total revenue expectations for the full year 2020 to $120 to $130 million.

The Company now expects global ePlex placements to range from 175 to 200 net new analyzers with an annuity per analyzer remaining at $130,000 to $135,000.

Gross margin guidance is increasing to the 38% to 40% range. Operating expense expectations continue to be approximately $65 million to $70 million. Cash usage in operations is projected to be in the range of $5 million to $10 million.

Webcast and Conference Call Information
GenMark will be hosting a conference call to discuss first quarter results in further detail on Monday, May 4, 2020 starting at 4:30 p.m. ET. The conference call will be concurrently webcast. The link to the webcast will be available on the GenMark Diagnostics, Inc. website at www.genmarkdx.com under the investor relations section and will be archived for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 2190875 approximately five minutes prior to the start time.

About GenMark Diagnostics
GenMark Diagnostics (NASDAQ: GNMK) is a leading provider of multiplex molecular diagnostic solutions designed to enhance patient care, improve key quality metrics, and reduce the total cost-of-care. Utilizing GenMark's proprietary eSensor® detection technology, GenMark's eSensor XT-8® and ePlex® systems are designed to support a broad range of molecular diagnostic tests with compact, easy-to-use workstations and self-contained, disposable test cartridges. GenMark’s ePlex: The True Sample-to-Answer Solution™ is designed to optimize laboratory efficiency and address a broad range of infectious disease testing needs, including respiratory, bloodstream, and gastrointestinal infections.  For more information, visit www.genmarkdx.com.

Safe Harbor Statement
This press release includes forward-looking statements regarding events, trends and business prospects, which may affect the Company’s future operating results and financial position. Such statements, including, but not limited to, those regarding its future financial performance, achievement of profitability targets, plans and objectives of management, the timely and effective commercialization and clinical impact of the Company’s ePlex system, and the impact of the COVID-19 pandemic on the Company's business are all subject to risks and uncertainties that could cause actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, GenMark’s ability to successfully commercialize the Company's ePlex system and its related test menu in a timely manner, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, the Company’s ability to successfully expand sales of its product offerings outside the United States, and third-party payor reimbursement to its customers , and the effects and potential effects of the COVID-19 pandemic on the Company’s business, cash flow, liquidity and results of operations and legislative or regulatory developments affecting the Company’s industry, as well as other risks and uncertainties described under the “Risk Factors” in GenMark’s public filings with the Securities and Exchange Commission. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

Investor Relations Contact
Leigh Salvo
(415) 937-5404

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	March 31, 2020	December 31, 2019
ASSETS:
Current Assets:
Cash and cash equivalents	$26,261	$44,360
Short-term marketable securities	20,805	9,100
Accounts receivable, net of allowances of $405 and $376, respectively	25,721	16,759
Inventories, net	9,927	11,301
Prepaid expenses and other current assets	1,800	1,877
Total current assets	84,514	83,397

Property and equipment, net	19,580	20,419
Intangible assets, net	1,284	1,432
Restricted cash	758	758
Noncurrent operating lease right-of-use assets	4,511	4,642
Other long-term assets	945	825
Total assets	$111,592	$111,473

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$10,333	$12,249
Accrued compensation	7,396	7,493
Current portion of long-term debt	3,431	—
Current operating lease liability	1,856	1,842
Other current liabilities	3,793	2,732
Total current liabilities	26,809	24,316

Long-term debt	66,210	69,145
Noncurrent operating lease liability	5,513	5,796
Other noncurrent liabilities	57	53
Total liabilities	98,589	99,310

Stockholders' equity:
Preferred stock, $0.0001 par value; 5,000 authorized, none issued	—	—
Common stock, $0.0001 par value; 100,000 authorized; 61,333 and 60,255 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	6	6
Additional paid-in capital	534,177	526,294
Accumulated deficit	(521,241)	(514,233)
Accumulated other comprehensive income	61	96
Total stockholders’ equity	13,003	12,163
Total liabilities and stockholders’ equity	$111,592	$111,473

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2020	2019
Revenue:
Product revenue	$38,685	$21,371
Other revenue	57	162
Total revenue	38,742	21,533
Cost of revenue	22,590	15,670
Gross profit	16,152	5,863
Operating expenses:
Sales and marketing	6,140	5,909
General and administrative	8,938	4,521
Research and development	6,079	6,343
Total operating expenses	21,157	16,773
Loss from operations	(5,005)	(10,910)
Other income (expense):
Interest income	132	133
Interest expense	(2,091)	(1,276)
Other expense	(29)	(11)
Total other expense	(1,988)	(1,154)
Loss before provision for income taxes	(6,993)	(12,064)
Income tax expense	15	16
Net loss	$(7,008)	$(12,080)
Net loss per share, basic and diluted	$(0.12)	$(0.21)
Weighted average number of shares outstanding, basic and diluted	60,666	56,581

Other comprehensive loss:
Net loss	$(7,008)	$(12,080)
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	(39)	(6)
Net unrealized gains on marketable securities, net of tax	4	2
Total other comprehensive income	(35)	(4)
Total comprehensive loss	$(7,043)	$(12,084)

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2020	2019
Operating activities:
Net loss	$(7,008)	$(12,080)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,799	1,812
Net amortization (accretion) of premiums/discounts on investments	12	(21)
Amortization of deferred debt issuance costs	596	366
Stock-based compensation	5,620	2,544
Provision for bad debt	29	—
Non-cash inventory adjustments	434	634
Other non-cash adjustments	(79)	(16)
Changes in operating assets and liabilities:
Accounts receivable	(8,979)	2,355
Inventories	920	(131)
Prepaid expenses and other assets	51	—
Accounts payable	(1,558)	(1,043)
Accrued compensation	(550)	(2,475)
Other current and non-current liabilities	1,108	(126)
Net cash used in operating activities	(7,605)	(8,181)
Investing activities:
Purchases of property and equipment	(952)	(333)
Purchases of marketable securities	(14,613)	(12,014)
Maturities of marketable securities	2,900	7,800
Net cash used in investing activities	(12,665)	(4,547)
Financing activities:
Proceeds from issuance of common stock, net of offering costs	2,160	—
Principal repayment of borrowings	(23)	(35,116)
Proceeds from borrowings	—	50,000
Payments associated with debt issuance	(100)	(3,588)
Proceeds from stock option exercises	103	430
Net cash provided by financing activities	2,140	11,726
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	31	20
Net decrease in cash, cash equivalents, and restricted cash	(18,099)	(982)
Cash, cash equivalents, and restricted cash at beginning of year	45,118	37,044
Cash, cash equivalents, and restricted cash at end of period	$27,019	$36,062
Non-cash investing and financing activities:
Transfer of systems to property and equipment from inventory	$21	$351
Property and equipment included in accounts payable	$874	$36
Supplemental cash flow information:
Cash paid for income taxes, net	$19	$44
Cash paid for interest	$1,541	$761

GENMARK DIAGNOSTICS, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended March 31,
	2020	2019
GAAP net loss	$(7,008)	$(12,080)
Nonrecurring charges:
Severance payments and stock-based compensation resulting from reorganization[1]	566	—
Severance payments and stock-based compensation due to our former President and CEO upon his departure from the Company[2]	4,047	—
Total nonrecurring charges	4,613	—
Adjusted non-GAAP net loss	$(2,395)	$(12,080)

GAAP and non-GAAP weighted average shares outstanding - basic and diluted	60,666	56,581

GAAP net loss per share - basic and diluted	$(0.12)	$(0.21)
Nonrecurring charges:
Severance payments and stock-based compensation resulting from reorganization	0.01	—
Severance payments and stock-based compensation due to our former President and CEO upon his departure from the Company	0.07	—
Total nonrecurring charges	0.08	—
Adjusted non-GAAP net loss per share - basic and diluted	$(0.04)	$(0.21)
1 Severance payments and stock-based compensation expense resulting from the elimination of certain positions within the Company. Stock-based compensation expense resulted from the acceleration of the vesting of restricted stock units awarded to certain individuals.
2 Severance payments and stock-based compensation expense resulting from the departure of the Company's former President and CEO. The Company will be making a $1 million severance payment to the Company's former President and CEO on October 1, 2020 and will be providing reimbursement for group health insurance premium payments pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") for 1 year following the separation date. The Company recognized $3 million in stock-based compensation expense resulting from the acceleration of the vesting of the outstanding unvested portion of restricted stock units and market-based stock units.

Use of Non-GAAP Financial Information
In addition to results reported under GAAP, we provide certain non-GAAP financial measures consisting of adjusted non-GAAP net loss and adjusted non-GAAP basic and diluted net loss per share. Non-GAAP net loss consists of the net loss reported in our Unaudited Condensed Consolidated Statement of Comprehensive Loss adjusted for nonrecurring severance payments and stock-based compensation expense from the elimination of certain positions and the departure of our former President and CEO. Adjusted non-GAAP basic and diluted net loss per share reflects the net loss per share reported in our Unaudited Condensed Consolidated Statement of Comprehensive Loss adjusted for the loss per share resulting from nonrecurring severance payments and stock-based compensation expense from the elimination of certain positions and the departure of our former President and CEO.

We believe that use of these non-GAAP financial measures can assist investors in understanding the results from our core operations by providing additional insight into the impact of nonrecurring activities on our GAAP financial measures. We believe that the use of these non-GAAP financial measures enhances the comparability of our current period results to our historical Unaudited Condensed Consolidated Financial Statements, as well as to the results of other public companies.

The use of these non-GAAP financial measures are not measurements of financial performance under GAAP and have been included solely for informational and comparative purposes. Other companies may define these non-GAAP financial measures differently and, as a result, our non-GAAP financial measures may not be directly comparable to the non-GAAP measures of other companies. We reconciled non-GAAP net loss and adjusted non-GAAP basic and diluted net loss per share to GAAP net loss and GAAP net loss per share, respectively, which we believe to be the most directly comparable GAAP financial measures. Reconciliations of non-GAAP and GAAP financial measures should be considered together with our Unaudited Condensed Consolidated Financial Statements.